UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
         --------------------------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 27, 2004


                                   KADANT INC.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                          1-11406                            52-1762325
(State or Other           (Commission File Number)                 (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

One Acton Place
Acton, Massachusetts                                                       01720
(Address of Principal Executive Offices)                              (Zip Code)

                                 (978) 776-2000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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                                   KADANT INC.


Item 2.06  Material Impairments.

        Kadant Inc. (the "Company") is filing this amendment to its Current Report on Form 8-K, filed on October 28, 2004 (the "Form 8-K"), to amend Item
2.06 of the Form 8-K to provide more current information available.

        In the three-month period ending October 2, 2004, the Company continued to experience problems in the composite building products business (the "composites business") that affected its profitability. In addition, the Company experienced a substantial increase in warranty claims that affected its profitability in the three-month period ending October 2, 2004. The claims were associated with a new problem concerning excessive oxidation that affects the integrity of the plastic used in some of its decking products. As a result of the increase in warranty claims and in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company evaluated the long-lived assets of its composites business for impairment. The Company performed an impairment assessment of these long-lived assets as of October 2, 2004, based on the most current information available regarding the estimated fair value of the composites business and concluded that no impairment loss was required at that time.

        On October 27, 2004, the Company's board of directors approved a plan and management committed to sell the Company's composites business after making a determination that the business no longer aligns with the Company's long-term strategy. The Company intends to sell the composites business as a going concern and is presently evaluating potential buyers for the composites business, as well as the costs that may be incurred in selling the business. Under the plan approved by the board of directors, the Company plans to sell the composites business within the next year at a price that is reasonable compared to its current fair value.

        The composites business, which is included in the Company's Composites and Fiber-based Products segment, had total assets and liabilities of $11,301,000 and $6,881,000, respectively, as of October 2, 2004. Included in total assets as of October 2, 2004, was $6,737,000 of property, plant, and equipment, net of accumulated depreciation, and $95,000 of intangibles. Going forward, the Company will continue to assess any potential impairment loss or other costs associated with the sale of the business and record a loss, if any, when required.





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                                   KADANT INC.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                              KADANT INC.


Date: November 12, 2004   By: /s/ Thomas M. O'Brien
                              --------------------------------------------------
                              Thomas M. O'Brien
                              Executive Vice President, Chief Financial Officer, and Treasurer